UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2017 (October 17, 2017)

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 18, 2017, Protalix BioTherapeutics, Inc. (the “Company”) issued a press release announcing that the Company’s wholly owned subsidiary, Protalix Ltd. (“Protalix”), entered into an Exclusive License and Supply Agreement, dated October 17, 2017 (the “License Agreement”), with Chiesi Farmaceutici S.p.A. (“Chiesi”), to develop and commercialize pegunigalsidase alfa, or PRX-102, the Company’s chemically modified version of the recombinant protein alpha-Galactosidase-A protein that is currently being evaluated in phase III clinical trials for the treatment of Fabry disease. Under the terms of the License Agreement, Protalix has granted to Chiesi exclusive licensing rights for the commercialization of PRX-102 for all markets outside of the United States. Protalix maintains the exclusive commercialization rights to PRX-102 in the United States. Protalix is entitled to an upfront, non-refundable, non-creditable payment of $25 million from Chiesi in consideration for and as reimbursement of the costs sustained by Protalix up to the effective date of the agreement and additional payments of up to $25 million to cover Protalix’s development costs for PRX-102, subject to a maximum of $10 million per year. Protalix is also eligible to receive up to an additional $320 million in regulatory and commercial milestone payments.

Protalix and Chiesi have agreed to a specific allocation of the responsibilities for the continued development efforts for PRX-102. Protalix will manufacture all of the PRX-102 needed for all purposes under the agreement, subject to certain exceptions, and Chiesi will purchase PRX-102 from Protalix, subject to certain terms and conditions. Chiesi will make tiered payments of 15% to 35% of its net sales, depending on the amount of annual sales, as consideration for the supply of PRX-102. The License Agreement also provides for reimbursement by Chiesi of certain costs to be incurred by Protalix.

The License Agreement includes customary termination, confidentiality, indemnification and other provisions. The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by the License Agreement, a copy of which the Company intends to file as an exhibit to the Company’s periodic reports.

Item 8.01. Other Events

On October 18, 2017, the Company issued a press release announcing the entry into the License Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated October 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2017	PROTALIX BIOTHERAPEUTICS, INC.

	By:	/s/ Moshe Manor
Name: Moshe Manor Title: President and Chief Executive Officer